UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2014

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27727 Avenue Scott

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2014, Wesco Aircraft Hardware Corp. (the “Borrower”) and Wesco Aircraft Holdings, Inc. (“Wesco”) and certain of Wesco’s subsidiaries entered into the First Amendment to Credit Agreement (the “Amendment”) to the credit agreement, dated as of December 7, 2012, by and among Wesco, the Borrower, Barclays Bank PLC (“Barclays”), as administrative agent, collateral agent, issuing lender and swingline lender, and the other lenders and agents party thereto (the “Credit Agreement”).

The Amendment modifies the Credit Agreement to provide an additional senior secured term loan B facility in the aggregate principal amount of $525 million (the “Term Loan B Facility”), to finance, in part, the acquisition of Haas Group Inc. (“Haas”), as previously disclosed in a current report on Form 8-K dated January 30, 2014.

The interest rate for the Term Loan B Facility will be, at the option of the Borrower, either (i) the Eurocurrency Rate (as defined in the Credit Agreement) plus 2.50%, subject to a minimum Eurocurrency Rate floor of 0.75% per annum or (ii) the Alternate Base Rate (“ABR”) (as defined in the Credit Agreement) plus 1.50%, subject to a minimum ABR floor of 1.75% per annum. The Term Loan B Facility amortizes, commencing June 30, 2014, in equal quarterly installments of 0.25% of the original principal amount of $525 million, with the balance due at maturity.  The Term Loan B Facility will mature on February 28, 2021.

The Amendment also provides for additional amendments to the Credit Agreement, including (i) allowing Wesco to acquire Haas and the Borrower to incur additional first lien indebtedness and corresponding liens to permit the incurrence of the Term Loan B Facility and (ii) resetting certain ratios with respect to the Consolidated Total Leverage Ratio (as such ratio is defined in the Credit Agreement) covenant applicable to the term loan A facility and the revolving facility such that Wesco’s Consolidated Total Leverage Ratio cannot be in excess of 5.25 to 1.0 (with step-downs on such ratio during future periods).

All other material terms of the Credit Agreement remain the same. Additional information regarding the terms of the Credit Agreement is contained in Wesco’s current report on Form 8-K dated December 7, 2012 and quarterly report on Form 10-Q for the quarter ended December 31, 2012, which are incorporated herein by reference. This summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Credit Agreement and the Amendment, listed as Exhibits 10.1 and 10.2 hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 28, 2014, Wesco completed its previously-announced acquisition of Haas pursuant to the Agreement and Plan of Merger dated January 30, 2014 (the “Merger Agreement”).  The terms of the Merger Agreement were previously described in Wesco’s current report on Form 8-K dated January 30, 2014, which is incorporated herein by reference.

The purchase price paid at closing was $550,000,000 in cash subject to purchase price adjustments for cash, working capital, debt, transaction expenses and certain other matters.  Wesco financed the Haas acquisition through the new Term Loan B Facility discussed above, cash on hand, and drawings under the revolving facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 28, 2014, Wesco issued a press release announcing its completion of the acquisition of Haas.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The foregoing information in Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired:  The financial statements required to be filed under this Item 9.01 shall be filed by an amendment to this Form 8-K not later than 71 days after the date that this current report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information:  The pro forma financial information required to be filed under this Item 9.01 shall be filed by an amendment to this Form 8-K not later than 71 days after the date that this current report on Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit Number	Description

10.1

Credit Agreement, by and among Wesco Aircraft Holdings, Inc., Wesco Aircraft Hardware Corp., Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto, dated as of December 7, 2012 (incorporated by reference to Wesco’s quarterly report on Form 10-Q for the quarter ended December 31, 2012).

10.2

First Amendment to Credit Agreement, by and among Wesco Aircraft Holdings, Inc., Wesco Aircraft Hardware Corp., Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto, dated as of February 28, 2014.

99.1	Press Release issued February 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2014	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Gregory A. Hann
Gregory A. Hann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement, by and among Wesco Aircraft Holdings, Inc., Wesco Aircraft Hardware Corp., Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto, dated as of December 7, 2012 (incorporated by reference to Wesco’s quarterly report on Form 10-Q for the quarter ended December 31, 2012).

10.2

First Amendment to Credit Agreement, by and among Wesco Aircraft Holdings, Inc., Wesco Aircraft Hardware Corp., Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto, dated as of February 28, 2014.

99.1	Press Release issued February 28, 2014.